EXH. 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

GEOKINETICS ANNOUNCES SECOND QUARTER 2010 EARNINGS RELEASE AND CONFERENCE CALL SCHEDULE

HOUSTON, TEXAS – August 2, 2010 – Geokinetics Inc. (NYSE AMEX: GOK) today announced plans to release its second quarter 2010 financial results on Monday, August 9, 2010 after the market closes.  In conjunction with the release, Geokinetics has scheduled a conference call that will be broadcast live over the Internet for Tuesday, August 10 at 11:00 a.m. Eastern Time (10:00 a.m. Central Time).

What:           Geokinetics Second Quarter 2010 Earnings Conference Call

When:           Tuesday, August 10, 11:00 a.m. Eastern Time (10:00 a.m. Central Time)

How:
Live via telephone by dialing (877) 941-8631 for domestic callers or (480) 629-9819 for international callers and asking for the Geokinetics call a few minutes prior to the start time, or live over the Internet on Geokinetics' website at www.geokinetics.com under Investor Relations.

Via Website link: http://www.videonewswire.com/event.asp?id=71572

A telephonic replay will be available through August 24, 2010 by calling (800) 406-7325 for domestic callers or (303) 590-3030 for international callers, in both cases using pass code 4331115#. A webcast archive will also be available at www.geokinetics.com shortly after the call and will be accessible for approximately 90 days.  For more information, please contact Scott Zuehlke, Director of Investor Relations, by dialing 713-840-3377 or by email at scott.zuehlke@geokinetics.com.

About Geokinetics Inc.

Geokinetics Inc. is a leading provider of seismic data acquisition, seismic data processing services and multi-client seismic data to the oil and gas industry worldwide. Headquartered in Houston, Texas, Geokinetics is the largest Western contractor acquiring seismic data onshore and in transition zones in oil and gas basins around the world. Geokinetics has the crews, experience and capacity to provide cost-effective world class data to our international and North American clients. For more information on Geokinetics, visit www.geokinetics.com.

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